EXHIBIT 99.1

June 19, 2018	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) today announced shareholder voting results for its 2018 Annual Meeting of Shareholders. Approximately 91.6 percent of all outstanding shares were present or represented by proxy at the meeting.

Shareholders approved the election of Jay Stein, Irwin Cohen, Thomas L. Cole, Timothy Cost, Lisa Galanti, D. Hunt Hawkins, Mitchell W. Legler, MaryAnne Morin, Richard L. Sisisky and Burton M. Tansky to the board of directors for one-year terms. Shareholders also approved an advisory resolution on executive compensation for fiscal 2017, approved the Stein Mart 2018 Omnibus Incentive Plan, approved the Stein Mart Employee Stock Purchase Plan, and ratified the appointment of KPMG LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending February 2, 2019.

About Stein Mart

Stein Mart, Inc. is a national specialty off-price retailer offering designer and name-brand fashion apparel, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day both in stores and online. The Company currently operates 289 stores across 30 states. For more information, please visit www.steinmart.com.